Exhibit 99.1

VerifyMe Reports Continued Revenue Growth for the Fourth

Quarter 2021

•	Quarterly revenue of $255 Thousand, an increase of 240% compared to Q4 2020
•	Revenue of $867 Thousand for the year ended December 31, 2021, an increase of 153% compared to December 31, 2020
•	Diluted earnings per share of $0.49 for the year ended December 31, 2021, compared to a loss per share of $1.48 for December 31, 2020
•	Cash of $9.4 Million and Equity Investment of $11.0 Million as of December 31, 2021
•	Repurchased 79,593 shares at an average price of $3.28 per share in the fourth quarter of 2021

Rochester, NY – PRNewswire – March 14, 2022 – VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”), providing brand owners with authentication, supply chain monitoring and data rich consumer engagement features using unique smartphone readable codes on their products, announced today the Company's financial results for the fourth quarter ended December 31, 2021 (“Q4 2021”).

Key Financial Highlights for Q4 2021:

•	Revenues of $255 thousand for the three months ended December 31, 2021, increased by 240% compared to $75 thousand for the three months ended December 31, 2020
•	Net loss of $1.0 million or ($0.13) fully diluted loss per share for the three months ended December 31, 2021, compared to a loss of $1.2 million or ($0.29) fully diluted loss per share for the three months ended December 31, 2020
•	Adjusted EBITDA, a non-GAAP financial measure, loss of $792 thousand for the three months ended December 31, 2021, compared to an adjusted EBITDA loss of $802 thousand for the three months ended December 31, 20201

1 See "Use of Non-GAAP Information" below for information about this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net income (loss), is included as a schedule to this release.

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•	Share repurchase of 79,593 at an average price of $3.28 per share and 216,945 at an average price of $3.34 per share in the fourth quarter of 2021 and year ended 2021, respectively and approximately $775 thousand remaining under the share repurchase plan as of December 31, 2021
•	Cash balance of $9.4 million on December 31, 2021

Patrick White, VerifyMe’s CEO stated, “For the year, VerifyMe achieved a record level of revenue which we expect to continue to grow during 2022. Until we reach a much larger base of recurring revenue, we can expect quarterly revenue to be volatile based on timing and the size of various projects. We continue to see growth in quality prospect inquiries and projects, including in the apparel, pharma and food and beverage industries. We are also continuing to pursue synergistic acquisition opportunities.”

Recent Business Highlights

We are preparing to launch a new Non-Fungible Token (“NFT”) linking product called VerifyNFTTM.

•	This technology will use VerifyMe patented dual-code technology to verify both physical products and their associated NFT certificates of ownership. This dual-code technology will prevent the creation of counterfeit physical products linked to NFTs, a growing challenge for many NFT providers. VerifyNFTTM will integrate with the major blockchains, including Ethereum, Cardano, Solana, Polka Dot, Avalanche etc.

To increase our global presence, we have recently signed two new agreements to promote, market, adapt and sell our products. These consultants are well established in their respective countries and have been granted a non-exclusive license to sell VerifyMe’s products and solutions.

•	On December 5, 2021, we signed a reseller agreement with Kimoha Entrepreneurs in the United Arab Emirates. Kimoha provides premium and specialty labelling and packaging solutions, for market segments like Cosmetics, Perfume, Lubricants, Food and Beverages, Pharmaceuticals, Aviation, Retail and Logistics, Garments, etc., in the Middle East and is a long-standing HP Indigo Partner.

•	On December 21, 2021, we signed a Sales Consultant agreement with The AAB in South Africa. The AAB is a virtual back office that specializes in financial management and supply chain risk management. They are focused on counterfeit and product diversion and are promoting both our overt and covert security printing solutions in major growth industries.

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Financial Results for the Three Months Ended December 31, 2021:

Revenue for the three months ended December 31, 2021, was $255 thousand, a 240% increase as compared to $75 thousand for the three months ended December 31, 2020. The increase in revenue is primarily related to increased use of our security printing and authentication serialization technology with new cannabis companies using our unique smart phone readable codes which allow them to connect directly with their customer base.

Gross profit for the three months ended December 31, 2021, was $170 thousand, compared to $62 thousand for the three months ended December 31, 2020. The resulting gross margin was 67% for the three months ended December 31, 2021, compared to 83% for the three months ended December 31, 2020. The decrease in our gross profit margin relates to a shift in product mix, with an increase in the use of our secure track and trace serialization technology and customer engagement products. We believe our high gross profit margins demonstrate our business model’s ability to generate profitable growth.

Operating loss for the three months ended December 31, 2021, was $1,163 thousand, a decrease of $11 thousand compared to $1,174 thousand for the three months ended December 31, 2020. The decrease is primarily related to the increase in gross profit of $108 thousand, and a decrease in legal expenses; partially offset by the increase of $200 thousand in salaries and number of employees.

Our net loss for the three months ended December 31, 2021, decreased by $170 thousand to $1,004 thousand compared to a net loss of $1,174 thousand for the three months ended December 31, 2020. The decrease was primarily due to the fair value gain on our equity investment in the SPAC -G3 VRM Acquisition Corp contributing a fair value gain of $157 thousand. The resulting loss per share for the three months ended December 31, 2021, was ($0.13) per diluted share, compared to a loss per share of ($0.29) per diluted share for the three months ended December 31, 2020.

Adjusted EBITDA loss for the three months ended December 31, 2021, was $792 thousand, a decrease of $10 thousand, compared to a loss of $802 thousand for the three months ended December 31, 2020. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measures” for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net income (loss), is included as a schedule to this release.

At December 31, 2021, VerifyMe has a strong balance sheet with $9.4 million cash balance, $11.0 million equity investment and no debt.

As of December 31, 2021, VerifyMe had 7,420,633 shares issued and 7,196,677 shares outstanding.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a technology solutions provider specializing in products to connect brands with consumers. VerifyMe technologies give brand owners the ability to gather business intelligence while engaging directly with their consumers. VerifyMe technologies also provide brand protection and supply chain functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products. To learn more, visit www.verifyme.com.

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Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding revenue opportunities, recurring revenue, commercialization efforts, our sales pipeline and opportunities, and co-sponsorship of G3 VRM Acquisition Corp. The words "believe," "may," “estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation and the fair value of options, restricted stock awards, restricted stock units, and warrants issued in exchange for services, and fair value gain on equity investment. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net income (loss), calculated in accordance with GAAP is included in this press release. The Company believes that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com

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VerifyMe, Inc.

Balance Sheets

(In thousands, except share data)

	As of
	December 31, 2021	December 31, 2020
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$9,422	$7,939
Accounts Receivable	297	31
Prepaid expenses and other current assets	240	177
Inventory	52	54
TOTAL CURRENT ASSETS	10,011	8,201

INVESTMENTS
Equity Investment	10,964	-

PROPERTY AND EQUIPMENT
Equipment for lease, net of accumulated amortization of
$102 and $50 as of December 31, 2021 and December 31, 2020, respectively	193	200
Office Equipment, net of accumulated amortization of
$1 and $0 as of December 31, 2021 and December 31, 2020, respectively	11	-

INTANGIBLE ASSETS
Patents and Trademarks, net of accumulated amortization of
$354 and $320 as of December 31, 2021 and December 31, 2020, respectively	353	293
Capitalized Software Costs, net of accumulated amortization of
$50 and $20 as of December 31, 2021 and December 31, 2020, respectively	156	80
TOTAL ASSETS	$21,688	$8,774

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and other accrued expenses	450	383
TOTAL CURRENT LIABILITIES	450	383

LONG-TERM LIABILITIES
Term Note	$-	$72
Long Term Derivative Liability	71	-

TOTAL LIABILITIES	$521	$455

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of December 31, 2021 and
0 shares issued and outstanding as of December 31, 2020	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares
authorized; 0.85 shares issued and outstanding as of December 31, 2021 and	-	-
December 31, 2020, respectively

Common stock, $.001 par value; 675,000,000 authorized; 7,420,633 and 5,603,888 issued, 7,196,677 and 5,596,877 shares outstanding as of December 31, 2021 and December 31, 2020, respectively	7	6

Additional paid in capital	86,059	76,099

Treasury stock as cost; 223,956 and 7,011 shares at December 31, 2021 and December 31, 2020, respectively	(838)	(113)

Accumulated deficit	(64,061)	(67,673)

STOCKHOLDERS' EQUITY	21,167	8,319

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,688	$8,774

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VerifyMe, Inc.

Statements of Operations

(In thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

NET REVENUE
Sales	$255	$75	$867	$343

COST OF SALES	85	13	268	62

GROSS PROFIT	170	62	599	281

OPERATING EXPENSES
General and administrative (a)	675	552	2,995	2,072
Legal and accounting	74	168	362	403
Corporate payroll expenses (a)	238	268	859	704
Research and development	26	12	51	19
Sales and marketing (a)	320	236	1,163	651
Total Operating expenses	1,333	1,236	5,430	3,849

LOSS BEFORE OTHER INCOME (EXPENSE)	(1,163)	(1,174)	(4,831)	(3,568)

OTHER INCOME (EXPENSE), NET
Interest income (expenses), net	1	1	2	(2,053)
Fair value gain on equity investment	157	-	8,371	-
Loss on extinguishment of debt	-	(1)	-	(281)
Payroll Protection Program Debt Forgiveness	-	-	70	-
Income Tax Expense	1	-		-
TOTAL OTHER INCOME (EXPENSE), NET	159	-	8,443	(2,334)

NET INCOME/(LOSS)	$(1,004)	$(1,174)	$3,612	$(5,902)

EARNINGS/(LOSS) PER SHARE
BASIC	$(0.14)	$(0.29)	$0.51	$(1.48)
DILUTED	$(0.13)	$(0.29)	$0.49	$(1.48)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	7,211,913	3,980,202	7,110,907	3,980,202
DILUTED	7,536,759	3,980,202	7,383,364	3,920,202

(a)	Includes share-based compensation of $337 thousand and $1,716 thousand for the three and twelve months ended December 31, 2021, respectively, and $345 thousand and $1,345 thousand for the three and twelve months ended December 31, 2020, respectively.

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 VerifyMe, Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve months ended December 31,

ADJUSTED EBITDA (Non-GAAP)	2021	2020	2021	2020

Net Income (Loss)	$(1,004)	$(1,174)	$3,612	$(5,902)

Interest expenses (income), net	(1)	(1)	(2)	2,053

Loss on extinguishment of Debt	-	-	-	281
Payroll Protection Program Debt Forgiveness	-	-	(70)	-
Amortization and depreciation	33	28	117	98
Income tax expense	(1)	-	-	-

Total EBITDA (Non-GAAP)	(973)	(1,147)	3,657	(3,470)

Adjustments:

Stock based compensation	107	14	151	76

Fair value of options issued in exchange for services	-	61	85	704

Fair value of restricted stock and restricted stock units issued in exchange for services	230	273	1,480	514
Fair value of warrants in exchange for services	-	(3)	-	51
Fair value gain on equity investment	(157)	-	(8,371)	-

Total Adjusted EBITDA (Non-GAAP)	$(793)	$(802)	$(2,998)	$(2,125)

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